UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2005

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Establishment of Award Opportunities and Performance Goals Under 2006 Executive Officer Annual Incentive Plan.

On May 26, 2005, the Company’s Compensation Committee established award opportunities and performance measures under the Company’s Executive Officer Annual Incentive Plan for fiscal year 2006 (the “2006 Executive Officer Annual Incentive Plan”). The Company’s Chief Executive Officer will be the sole participant in the 2006 Executive Officer Annual Incentive Plan. Under the 2006 Executive Officer Annual Incentive Plan, the bonus awarded to the Chief Executive Officer will be based on objective Company performance measures contained in the Plan. Such performance measures consist of (i) relative return on total capital compared to peer companies, (ii) return on total capital, (iii) adjusted net income as compared to budget, and (iv) safety performance. The 2006 Executive Officer Annual Incentive Plan provides threshold, target and maximum award levels with the target award set at 120% of base salary. The threshold and maximum awards are intended to recognize the risk/reward component of the Company’s overall compensation program. The 2006 Executive Officer Annual Incentive Plan is attached to this Form 8-K as Exhibit 10.1.

Establishment of Award Opportunities and Performance Goals Under 2006 Management Annual Incentive Plan.

On May 26, 2005, the Company’s Compensation Committee established award opportunities and performance measures under the Company’s Management Annual Incentive Plan for fiscal year 2006 (the “2006 Management Annual Incentive Plan”). All executive officers other than the Chief Executive Officer will participate in the 2006 Management Annual Incentive Plan. Under the 2006 Management Annual Incentive Plan, bonus awards will be based on objective Company performance measures contained in the Plan, as well as individual performance. The objective performance measures consist of (i) relative return on total capital compared to peer companies, (ii) return on total capital, (iii) adjusted net income as compared to budget, and (iv) safety performance. The 2006 Management Annual Incentive Plan provides threshold, target and maximum award levels with the target award for the executive officer participants set at 95% of base salary. The threshold and maximum awards are intended to recognize the risk/reward component of the Company’s overall compensation program. The 2006 Management Annual Incentive Plan is attached to this Form 8-K as Exhibit 10.2.

Increase in Annual Retainer for Directors

On May 26, 2005, the Company’s Compensation Committee approved an increase in the annual retainer paid to the Company’s outside directors from $30,000 to $40,000 to be effective October 1, 2005. However, annual pension benefits under the Company’s Non-Qualified Pension Plan for Outside Directors will continue to be calculated as if the annual retainer remained at $30,000 per year.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 26, 2005, the Board of Directors of the Company approved an amendment to the Bylaws of the Company to change the current majority vote standard for director elections to a plurality vote standard. The Board of Directors chose to implement a plurality vote standard because a clear majority of U.S. companies employ a plurality vote system for the election of directors, and because the plurality vote standard is the default regime provided for under both the Model Business Corporation Act and Delaware law. The amendment was effective May 26, 2005.

Specifically, Article II, Section 9 of the Bylaws was amended to read:

“Section 9. When a quorum is present at a meeting of the stockholders for the election of directors, directors shall be elected by a plurality of the votes cast by the holders of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Every matter other than the election of directors shall be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereat, unless the matter is one upon which by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such matter”.

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Following is the text of Article II, Section 9 of the Bylaws that was in place prior to the above referenced amendment:

“Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question”.

The Amended and Restated Bylaws of the Company (amended and restated through May 26, 2005) are attached to this Form 8-K as Exhibit 3.2.

Item 9.01. Financial Statement and Exhibits

(c)	Exhibits.

Exhibit 3.2	Amended and Restated Bylaws of the Company.

Exhibit 10.1	The Company’s 2006 Executive Officer Annual Incentive Plan.

Exhibit 10.2	The Company’s 2006 Management Annual Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President and Chief Financial Officer

Date: June 1, 2005

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